Exhibit 99.1

Trinity Capital Inc. Reports Third Quarter 2024 Financial Results

Return on average equity of 16.2%

NII climbs to a record of $29.4 million, or $0.54 per share

Total investment income grows 33% year-over-year

PHOENIX, October 30, 2024 – Trinity Capital Inc. (Nasdaq: TRIN) (“Trinity” or the “Company”), a leading provider of diversified financial solutions to growth-oriented companies, today announced its financial results for the third quarter ended September 30, 2024.

Third Quarter 2024 Highlights

•
Record total investment income of $61.8 million, an increase of 33.2% year-over-year
•
Record net investment income (“NII”) of $29.4 million, or $0.54 per basic share
•
Net increase in net assets resulting from operations of $24.4 million, or $0.45 per basic share
•
16.2% Return on Average Equity “ROAE” (NII/Average Equity)
•
7.1% Return on Average Assets “ROAA” (NII/Average Assets)
•
Net Asset Value of $756.8 million, or $13.13 per share at the end of Q3
•
Total gross investment commitments of $629.2 million
•
Total gross investments funded of $459.0 million, comprised of $254.5 million in 11 new portfolio companies, $202.3 million across 20 existing portfolio companies and $2.2 million in the multi-sector holdings
•
Total investment exits and repayments of $198.4 million, including $100.4 million from early debt repayments and refinancings, $56.8 million from scheduled/amortizing debt payments and $41.2 million from investments sold primarily to multi-sector holdings
•
Total platform assets under management (“AUM”) increased to a total of $2.0 billion, up 54% year-over-year
•
19th consecutive quarter of a consistent or increased regular dividend, with a third quarter distribution of $0.51 per share

“Trinity’s record third-quarter performance is a testament to our team’s focus on disciplined underwriting and proactive portfolio management,” said Kyle Brown, Chief Executive Officer of Trinity. “As an alternative asset manager focused on direct lending to growth-oriented companies, our robust systems and processes, combined with the continued growth across our five distinct business verticals, positions us to consistently deliver long-term value for our investors.”

Third Quarter 2024 Operating Results

For the three months ended September 30, 2024, total investment income was $61.8 million, compared to $46.4 million for the quarter ended September 30, 2023. The effective yield on the average debt investments at cost was 16.1% for the third quarter of 2024, compared to 16.7% for the third quarter of 2023. Effective yields generally include the effects of fees and income accelerations attributed to early loan repayments and other one-time events. They may also fluctuate quarter-to-quarter depending on the amount of prepayment activity.

Total operating expenses and excise taxes, excluding interest expense, for the third quarter of 2024 were $15.5 million, compared to $12.2 million during the third quarter of 2023. The increase was primarily attributable to higher compensation associated with additional headcount and higher interest expenses associated with the credit facility with KeyBank, National Association (the “KeyBank Credit Facility”).

Interest expense for the third quarter of 2024 was $16.9 million, compared to $10.8 million during the third quarter of 2023. The increase is primarily due to increased borrowings and increased base rate under our KeyBank Credit Facility.

Net investment income was approximately $29.4 million, or $0.54 per share based on 54.4 million basic weighted average shares outstanding for the third quarter of 2024, compared to $23.4 million or $0.58 per share for the third quarter of 2023 based on 40.1 million basic weighted average shares outstanding.

During the three months ended September 30, 2024, our net unrealized appreciation totaled approximately $8.9 million, which included net unrealized appreciation of $3.9 million from our debt investments, net unrealized appreciation of $2.0 million from our equity investments and net unrealized appreciation of $3.0 million from our warrant investments.

Net realized loss on investments was approximately $13.9 million, primarily consisting of one debt position partially offset by realized gains from one equipment financing.

Net increase in net assets resulting from operations was $24.4 million, or $0.45 per share, based on 54.4 million basic weighted average shares outstanding. This compares to a net increase in net assets resulting from operations of $16.8 million, or $0.42 per share, based on 40.1 million basic weighted average shares outstanding for the third quarter of 2023. Trinity's higher weighted average shares outstanding for the third quarter as compared to the same period in the prior year was mostly attributable to additional shares issued during the twelve-month period.

Net Asset Value

Total net assets at the end of the third quarter of 2024 increased by 11.3% to $756.8 million, compared to $680.0 million at the end of the second quarter of 2024. The increase in total net assets was primarily due to net investment income exceeding the declared dividend, portfolio activity, and accretive ATM offerings. NAV per share increased to $13.13 per share in the third quarter from $13.12 per share in the prior quarter.

Portfolio and Investment Activity

As of September 30, 2024, our investment portfolio had an aggregate fair value of approximately $1,686.9 million and was comprised of approximately $1,269.7 million in secured loans, $305.1 million in equipment financings, and $112.1 million in equity and warrants, across 145 portfolio companies. The Company’s debt portfolio is comprised of 80.0% first-lien loans and 20.0% second-lien loans, with 76.6% of the debt portfolio at floating rates based on principal outstanding.

During the third quarter, the Company originated approximately $629.2 million of total new commitments. Third quarter gross investments funded totaled approximately $459.0 million, which was comprised of $254.5 million of investments in 11 new portfolio companies, $202.3 million of investments in 20 existing portfolio companies and a $2.2 million investment in multi-sector holdings. Gross investment fundings during the quarter for secured loans totaled $406.0 million, equipment financings totaled $39.2 million, and warrant and equity investments totaled $13.8 million.

Proceeds received from exits and repayments of the Company's investments during the third quarter totaled approximately $198.4 million, which included $100.4 million from early debt repayments, $56.8 million from normal amortization, and $41.2 million primarily from investments sold to multi-sector holdings. The investment portfolio increased by $253.1 million on a cost basis, an increase of 17.2%, and $262.0 million on a fair value basis, an increase of 18.4% as compared to June 30, 2024.

As of the end of the third quarter, loans to three portfolio companies and equipment financings to two portfolio companies were on non-accrual status with a total fair value of approximately $22.2 million, or 1.4% of the Company’s debt investment portfolio at fair value.

The following table shows the distribution of the Company’s loan and equipment financing investments on the 1 to 5 investment risk rating scale at fair value as of September 30, 2024 and December 31, 2023 (dollars in thousands):

		September 30, 2024		December 31, 2023

Investment Risk Rating Scale Range	Designation	Investments at Fair Value	Percentage of Total Portfolio	Investments at Fair Value	Percentage of Total Portfolio
4.0 - 5.0	Very Strong Performance	$ 105,385	6.7%	$ 40,584	3.3%
3.0 - 3.9	Strong Performance	458,494	29.1%	277,867	22.9%
2.0 - 2.9	Performing	918,292	58.4%	805,730	65.9%
1.6 - 1.9	Watch	57,457	3.6%	56,740	4.6%
1.0 - 1.5	Default/Workout	22,201	1.4%	33,452	2.7%

Total Debt Investments excluding Senior Credit Corp 2022 LLC		1,561,829	99.2%	1,214,373	99.4%
	Senior Credit Corp 2022 LLC (1)	12,885	0.8%	7,704	0.6%
Total Debt Investments		$ 1,574,714	100.0%	$ 1,222,077	100.0%

_____________

(1) An investment risk rating is not applied to Senior Credit Corp 2022 LLC.

As of September 30, 2024, the Company’s loan and equipment financing investments had a weighted average risk rating score of 2.9 as compared to 2.7 as of June 30, 2024. Trinity Capital's grading scale is comprised of numerous factors, two key factors being liquidity and performance to plan. A company may be downgraded as it approaches the need for additional capital or if it is underperforming relative to its business plans. Conversely, it may be upgraded upon a capitalization event or if it is exceeding its plan. As such, the overall grading may fluctuate quarter-to-quarter.

Liquidity and Capital Resources

As of September 30, 2024, the Company had approximately $228.5 million in available liquidity, including $8.5 million in unrestricted cash and cash equivalents. At the end of the period, the Company had approximately $220.0 million in available borrowing capacity under its KeyBank Credit Facility, subject to existing terms and advance rates and regulatory and covenant requirements. This excludes capital raised by the JV and funds managed by our wholly owned RIA subsidiary.

During the quarter, the Company issued and sold $115.0 million in aggregate principal amount of its unsecured 7.875% Notes due 2029 (the “September 2029 Notes”) under its shelf Registration Statement on Form N-2, which amount includes the underwriters’ exercise, in full, of their option to purchase an additional $15.0 million in aggregate principal amount of the September 2029 Notes. The September

2029 Notes began trading on the Nasdaq Global Select Market under the symbol “TRINI” on July 22, 2024.

During the quarter, Trinity entered into an amendment to its KeyBank Credit Facility. Among other changes, the amendment and associated joinder agreement increased the commitment amount available for borrowing under the KeyBank Credit Facility from $350 million to $510 million, permits the Company to request an increased amount of commitments from a total of up to $400 million to a total of up to $690 million in maximum capacity, and extended the maturity date from October 27, 2026 to July 27, 2029.

As of September 30, 2024, Trinity’s leverage, or debt-to-equity ratio, was approximately 122% as compared to 114% as of June 30, 2024.

During the three months ended September 30, 2024, Trinity utilized its ATM offering program to sell 5,723,189 million shares of its common stock at a weighted average price of $14.07 per share, raising $79.4 million of net proceeds.

Distributions

On September 18, 2024, the Company’s Board of Directors declared a regular dividend totaling $0.51 per share with respect to the quarter ended September 30, 2024, which was paid on October 15, 2024, to stockholders of record as of September 30, 2024. The Board of Directors generally determines and announces the Company’s dividend distribution on a quarterly basis.

Recent Developments

On October 29, 2024, the Company issued (i) $55.5 million in the aggregate principal amount of 7.54% Series A Senior Notes, Tranche A, due October 29, 2027 (the “Series A 2027 Notes”), (ii) $73.0 million in the aggregate principal amount of 7.60% Series A Senior Notes, Tranche B, due October 29, 2028 (the “Series A 2028 Notes”) and (iii) $14.0 million in aggregate principal amount of 7.66% Series A Senior Notes, Tranche C, due October 29, 2029 (the “Series A 2029 Notes” and, together with the Series A 2027 Notes and Series A 2028 Notes, collectively, the “Series A Notes”) to certain qualified institutional investors in a private placement.

For the period from October 1, 2024 to October 29, 2024, the Company issued and sold 1,243,121 shares of its common stock at a weighted-average price of $13.77 per share and raised $16.8 million of net proceeds after deducting commissions to the sales agents on shares sold under the ATM program.

Conference Call

Trinity Capital will hold a conference call to discuss its third quarter 2024 financial results at 8:00 a.m. Pacific Time (11:00 a.m. Eastern Time) on Wednesday, October 30, 2024.

To listen to the call, please dial (800) 267-6316, or (203) 518-9783 internationally, and reference Conference ID: TRINQ324 if asked, approximately 10 minutes prior to the start of the call.

A taped replay will be made available approximately two hours after the conclusion of the call and will remain available for seven days. To access the replay, please dial (800) 839-1180 or (402) 220-0400.

About Trinity Capital Inc.

Trinity Capital Inc. (Nasdaq: TRIN), an internally managed business development company, is a leading provider of diversified financial solutions to growth-oriented companies with institutional equity investors.

Trinity Capital’s investment objective is to generate current income and, to a lesser extent, capital appreciation through investments, including term loans and equipment financings and equity-related investments. Trinity Capital believes it is one of only a select group of specialty lenders that has the depth of knowledge, experience and track record in lending to growth stage companies. For more information, please visit the Company's website at www.trinitycap.com.

Forward-Looking Statements

This press release may contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Statements other than statements of historical facts included in this press release may constitute forward-looking statements and are not guarantees of future performance or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in filings with the Securities and Exchange Commission ("SEC"). The Company undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this press release. More information on risks and other potential factors that could affect the Company's financial results, including important factors that could cause actual results to differ materially from plans, estimates or expectations included herein or on the webcast/conference call, is included in the Company's filings with the SEC, including in the "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections of the Company's most recently filed annual report on Form 10-K and subsequent SEC filings.

Contact

Ben Malcolmson
Head of Investor Relations
Trinity Capital Inc.
ir@trincapinvestment.com

TRINITY CAPITAL INC.

Consolidated Statements of Assets and Liabilities

(In thousands, except share and per share data)

	September 30,	December 31,
	2024	2023
	(Unaudited)
ASSETS
Investments at fair value:
Control investments (cost of $82,841 and $43,807, respectively)	$78,109	$32,861
Affiliate investments (cost of $29,082 and $11,006, respectively)	32,853	11,335
Non-Control / Non-Affiliate investments (cost of $1,611,583 and $1,264,503, respectively)	1,575,900	1,230,984
Total investments (cost of $1,723,506 and $1,319,316, respectively)	1,686,862	1,275,180
Cash and cash equivalents	8,535	4,761
Interest receivable	16,947	11,206
Deferred credit facility costs	5,941	2,144
Other assets	16,478	17,691
Total assets	$1,734,763	$1,310,982

LIABILITIES
KeyBank Credit Facility	$290,000	$213,000
2025 Notes, net of $565 and $2,015, respectively, of unamortized deferred financing costs	151,935	180,485
August 2026 Notes, net of $1,094 and $1,526, respectively, of unamortized deferred financing costs	123,906	123,474
March 2029 Notes, net of $3,048 and $0, respectively, of unamortized deferred financing costs	111,952	—
September 2029 Notes, net of $3,621 and $0, respectively, of unamortized deferred financing costs	111,379	—
December 2026 Notes, net of $822 and $1,102, respectively, of unamortized deferred financing costs	74,178	73,898
Convertible Notes, net of $764 and $1,243, respectively, of unamortized deferred financing costs and discount	49,236	48,757
Distribution payable	29,397	23,162
Security deposits	9,393	12,287
Accounts payable, accrued expenses and other liabilities	26,592	24,760
Total liabilities	977,968	699,823

NET ASSETS
Common stock, $0.001 par value per share (200,000,000 authorized, 57,642,040 and 46,323,712 shares issued and outstanding as of September 30, 2024 and December 31, 2023, respectively)	58	46
Paid-in capital in excess of par	790,276	633,740
Distributable earnings/(accumulated deficit)	(33,539)	(22,627)
Total net assets	756,795	611,159
Total liabilities and net assets	$1,734,763	$1,310,982
NET ASSET VALUE PER SHARE	$13.13	$13.19

TRINITY CAPITAL INC.

Consolidated Statements of Operations

(In thousands, except share and per share data)

(Unaudited)

	Three Months Ended	Three Months Ended	Nine Months Ended	Nine Months Ended
	September 30, 2024	September 30, 2023	September 30, 2024	September 30, 2023
INVESTMENT INCOME:
Interest and dividend income:
Control investments	$2,287	$1,038	$6,223	$3,238
Affiliate investments	940	248	1,806	366
Non-Control / Non-Affiliate investments	55,964	43,749	152,390	126,491
Total interest and dividend income	59,191	45,035	160,419	130,095
Fee and other income:
Affiliate investments	807	543	2,509	1,671
Non-Control / Non-Affiliate investments	1,768	860	3,931	2,255
Total fee and other income	2,575	1,403	6,440	3,926
Total investment income	61,766	46,438	166,859	134,021

EXPENSES:
Interest expense and other debt financing costs	16,868	10,783	42,896	33,850
Compensation and benefits	11,528	8,693	31,336	24,660
Professional fees	1,296	1,272	3,354	4,101
General and administrative	2,221	1,659	6,241	4,700
Total gross expenses	31,913	22,407	83,827	67,311
Allocated expenses to Trinity Capital Adviser, LLC	(126)	—	(126)	—
Total net expenses	31,787	22,407	83,701	67,311

NET INVESTMENT INCOME/(LOSS) BEFORE TAXES	29,979	24,031	83,158	66,710
Excise tax expense	619	625	1,897	1,876
NET INVESTMENT INCOME	29,360	23,406	81,261	64,834

NET REALIZED GAIN/(LOSS) FROM INVESTMENTS:
Control investments	—	—	(3,916)	—
Affiliate investments	—	—	—	(26,251)
Non-Control / Non-Affiliate investments	(13,880)	(1,868)	(15,100)	(2,593)
Net realized gain/(loss) from investments	(13,880)	(1,868)	(19,016)	(28,844)

NET CHANGE IN UNREALIZED APPRECIATION/(DEPRECIATION) FROM INVESTMENTS:
Control investments	1,151	(4,083)	7,407	(4,865)
Affiliate investments	1,516	374	3,442	27,502
Non-Control / Non-Affiliate investments	6,253	(1,008)	(3,356)	562
Net change in unrealized appreciation/(depreciation) from investments	8,920	(4,717)	7,493	23,199

NET INCREASE/(DECREASE) IN NET ASSETS RESULTING FROM OPERATIONS	$24,400	$16,821	$69,738	$59,189

NET INVESTMENT INCOME PER SHARE - BASIC	$0.54	$0.58	$1.61	$1.75
NET INVESTMENT INCOME PER SHARE - DILUTED	$0.52	$0.55	$1.54	$1.66

NET CHANGE IN NET ASSETS RESULTING FROM OPERATIONS PER SHARE - BASIC	$0.45	$0.42	$1.38	$1.60
NET CHANGE IN NET ASSETS RESULTING FROM OPERATIONS PER SHARE - DILUTED	$0.43	$0.40	$1.33	$1.52

WEIGHTED AVERAGE SHARES OUTSTANDING - BASIC	54,412,566	40,119,009	50,455,373	37,091,030
WEIGHTED AVERAGE SHARES OUTSTANDING - DILUTED	58,373,696	43,850,034	54,416,503	40,822,055